UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

Medical Properties Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

(Address of principal executive offices) (Zip code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 13, 2016, Medical Properties Trust, Inc. (the “Company”) announced that its operating partnership, MPT Operating Partnership, L.P. (the “Operating Partnership”), and MPT Finance Corporation, a wholly-owned subsidiary of the Operating Partnership (“MPT Finance” and, together with the Operating Partnership, the “Issuers”), intend to offer, subject to market and other conditions, $500 million aggregate principal amount of senior notes due 2026 (the “Notes”).

In connection with the offering of Notes, the Issuers will disclose to prospective investors, among other things, the following recent developments, certain of which have not previously been disclosed to the public. References to “we,” “our” or “us” refer to the Company and its consolidated subsidiaries, including the Issuers.

Recent Developments

Capella Portfolio Transaction

On August 31, 2015, we acquired a portfolio of acute care hospitals owned and operated by Capella Healthcare, Inc. (“Capella”) for a combined purchase price and investment of approximately $900 million. The transaction included our investment in seven acute care hospitals (two of which were in the form of mortgage loans), an acquisition loan and a 49% equity interest in the ongoing operator of the facilities. On October 30, 2015, we acquired an additional acute care hospital in Camden, South Carolina operated by Capella for an aggregate purchase price of $25.8 million. In connection with this acquisition, we funded an additional acquisition loan to Capella of $9.2 million. At March 31, 2016, our acquisition loans to Capella in connection with the 2015 Capella transactions totaled $487.7 million.

On March 21, 2016, we entered into definitive agreements with RegionalCare Hospital Partners, Inc. (“RegionalCare”), an affiliate of certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”), pursuant to which we agreed to sell our investment in the operations of Capella to RegionalCare. Effective April 30, 2016, we completed the disposition of our investment in the operations of Capella (including repayment in full of our acquisition loans) for net proceeds of approximately $550 million, which included: (i) approximately $492 million for our equity investment and the repayment in full for the acquisition loans we made in connection with the 2015 Capella transactions; and (ii) $210 million in prepayment of the two mortgage loans that we made to Capella in connection with the 2015 Capella transactions; less (iii) a new $93 million loan for the Olympia, Washington Capella facility that we made in connection with the disposition of our investment in the Capella operations, replacing the acquisition loan we made for such facility in the 2015 Capella transactions; and less (iv) our $50 million investment in RegionalCare unsecured senior notes. An Apollo affiliate also made a $50 million investment in RegionalCare unsecured senior notes.

We continue to maintain our ownership of the real estate of five of the Capella hospitals (in Hot Springs, Arkansas; Camden, South Carolina; Hartsville, South Carolina; Muskogee, Oklahoma; and McMinnville, Oregon). These properties (other than the Hot Springs facility) are subject to a master lease between us and Capella that has been amended to provide for a 13.5-year term with four five-year extension options, annual consumer price-indexed increases, limited to a 2% floor and a 4% ceiling, an increase in security deposit, and the elimination of lessee’s purchase option provision. The Hot Springs lease was also amended similarly, except it provides for an initial term of 11 years.

We plan to convert our $93 million loan to a sale and leaseback arrangement on the Olympia, Washington facility, which was subject to regulatory approval. We received approval on June 1, 2016, and the transaction is expected to close in the third quarter of 2016. The terms of the Olympia lease will be similar to the other leases we have with Capella. In the second quarter of 2016, we sold, at par value, to a large institution the $50 million unsecured notes we purchased from RegionalCare in connection with the disposition of our investment in the operations of Capella.

Other Recent Divestitures

On May 23, 2016, we completed the sale of four long-term acute care facilities and one inpatient rehabilitation hospital operated by Post Acute Medical to a third party for approximately $61.7 million. In connection with such sale, we received a total of $9.3 million in cash as prepayment for four working capital notes and the sale of the equity interests we held in the operations of three of the facilities. This transaction generated a net gain of approximately $15 million.

On May 20, 2016, we entered into a binding agreement with a third party to sell three inpatient rehabilitation hospitals located in Texas and operated by HealthSouth. The agreed purchase price for the three facilities is $111.5 million before expenses and will result in a net gain of approximately $45 million. Closing of the transaction is expected to occur in the third quarter of 2016.

On June 17, 2016, we sold the Atrium Medical Center real estate located in a Dallas suburb. We had recently notified the tenant that it was in default of the lease terms and that we intended to terminate the lease and sell the facility to a major Dallas-area hospital system. Total proceeds from the transaction were $28 million, which were used to reduce debt. After writing off other amounts the former tenant owed us and our equity investment in the tenant, there was no significant gain or loss on the transactions.

Other Activity

During the second quarter of 2016, we acquired an acute care hospital in Newark, New Jersey for an aggregate purchase price of $63 million leased to an affiliate of Prime Healthcare Services, Inc. pursuant to a new master lease, which has a 15-year term with three five-year extension options, plus consumer price-indexed increases, limited to a 2% floor.

Through June 30, 2016, we completed construction of seven acute care facilities for $37 million and are leased to Adeptus Health, Inc. and one inpatient rehabilitation facility that was constructed for approximately $20 million and is leased to Ernest Health, Inc.

On June 22, 2016, we closed on the final MEDIAN property, completing the transactions contemplated by the definitive agreements we entered into with MEDIAN in 2014 and resulting in a total investment of €688.4 million.

During the months of June and July 2016, we sold 5.8 million shares of common stock under Medical Properties’ at-the-market program generating net proceeds of approximately $85.7 million.

We collectively refer to the transactions described in “Recent Developments” as the “Recent Portfolio Transactions.” Certain of the Recent Portfolio Transactions have not yet closed. The Recent Portfolio Transactions that are pending or anticipated may not close for a variety of reasons, many of which are beyond our control, and we cannot assure you that they will close on the terms described or at all.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise (the “Exchange Act”). The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company or any of its subsidiaries, including, without limitation, the Notes described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: July 13, 2016

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